AGREEMENT OF PURCHASE AND SALE
                         AND ESCROW INSTRUCTIONS

                               BETWEEN

                   BEDFORD PROPERTY INVESTORS, INC.,
                         a Maryland corporation

                               SELLER

                                AND

                  ARDEN REALTY LIMITED PARTNERSHIP,
                  a Maryland limited partnership

                               BUYER

                                for

                           1000 Town Center
                           Oxnard, California

                                and

                         Mariner Court
                         3625 Del Amo Boulevard
                         Torrance, California

                                INDEX



ARTICLE      SUBJECT MATTER                                PAGE

1.   SALIENT TERMS
2.   AGREEMENT OF PURCHASE AND SALE.
3.   SECURITY DEPOSIT.
4.   CLOSING DATE.
5.   TERMS.
6.   DELIVERY OF INFORMATION AND CONDITION OF PROPERTY.
7.   CONTINGENCY PERIOD.
8.   SATISFACTION OF CONDITIONS.
9.   TENANTS.
10.  ESCROW.
11.  TITLE.
12.  COSTS AND PRORATIONS.
13.  OPERATION OF PROPERTY PENDING CLOSING.
14.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE ESCROW.
15.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE ESCROW.
16.  CLOSING PROCEDURE.
17.  REPRESENTATIONS AND WARRANTIES.
18.  REMEDIES UPON DEFAULT.
19.  DAMAGE AND DESTRUCTION.
20.  CONDEMNATION.
21.  COMMISSIONS.
22.  NOTICES.
23.  OCCUPANCY AND POSSESSION.
24.  ATTORNEY'S FEES.
25.  ENTIRE AGREEMENT.
26.  TIME OF THE ESSENCE.
27.  MODIFICATIONS TO BE IN WRITING.
28.  SURVIVAL.
29.  SUCCESSORS.
30.  ASSIGNMENT.
31.  CHOICE OF LAWS.
32.  PUBLIC ANNOUNCEMENT OF SALE.
33.  CONDITION OF PROPERTY.
34.  COUNTERPARTS.
35.  FACSIMILE SIGNATURES.
36.  MEANING OF TERMS.
37.  SECTION HEADINGS.
38.  FURTHER ASSURANCES ON OR AFTER CLOSING.
39.  FURTHER ASSURANCES PRIOR TO CLOSING.
40.  OTHER PARTIES.
41.  NO SOLICITATION.
42.  WAIVER OF JURY TRIAL.
43.  SELLER'S EXCULPATION.


                        AGREEMENT OF PURCHASE AND SALE
                            AND ESCROW INSTRUCTIONS

     THIS AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of the "Date" set forth in Section 1.1, below, by and between BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Buyer"), with reference to the following facts.


R E C I T A L S:


     A. Seller is the fee owner of two separate parcels of real property and the improvements thereon, as described below.

     B. Seller desires to sell, and Buyer desires to purchase, all of the real and personal property owned by Seller located at or forming part of the "Property," as that term is described below, including, but not limited to, the "Improvements," and all appurtenant easements and rights on the terms, covenants and conditions hereinafter set forth.


A G R E E M E N T:


     NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon and in consideration of the purchase price hereinbelow set forth, and the other terms, covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed by Seller and Buyer as follows.



1.   SALIENT TERMS

1.1  Date:                        May 13, 1997

1.2  Parties:

(a)  Seller:                      BEDFORD PROPERTY INVESTORS,
                                  INC., a Maryland corporation
                                  270 Lafayette Circle, Suite 210
                                  Lafayette, CA 94549
                                  Phone No.:  510/283-8910
                                  Fax No.:      510/283-8480
                                  Attn:  Robert Pester

(b)  Buyer:                       ARDEN REALTY LIMITED
                                  PARTNERSHIP, a Maryland
                                  limited partnership
                                  9100 Wilshire Blvd., East Tower, Suite 700
                                  Beverly Hills, CA  90212
                                  Phone No.:  310/271-8600
                                  Fax No.:      310/274-6218
                                  Attn:  Mr. Victor Coleman

1.3  Purchase Price:              Twenty-Five Million Seven
                                  Hundred Fifty Thousand Dollars
                                  ($25,750,000.00)
                                  (Section 5)



1.4  General Location
of the Property:                  The office building located at
                                  1000 Town Center, Oxnard,
                                  California, and the office
                                  building known as "Mariner
                                  Court,") and located at 3625
                                  Del Amo Boulevard, Torrance,
                                  California


1.5  Security Deposit:                 (a)  Initial Deposit:  Two
                                       Hundred Fifty Thousand
                                       Dollars ($250,000.00)
                                       Cash;

                                       (b)  Increased Deposit:  An
                                       additional Seven Hundred
                                       Fifty Thousand Dollars
                                       ($750,000.00) in form of
                                       Buyer's note (the
                                       "Deposit Note") at
                                       termination of
                                       Contingency Period.

                                  (Section 3)

1.6  Scheduled Closing Date:      On or before sixty (60) days
                                  after expiration of
                                  Contingency Period, to be
                                  designated at Seller's option
                                  upon minimum fifteen (15) days
                                  prior written notice from
                                  Seller to Buyer.

                                  (Section 4)

1.7  LIQUIDATED DAMAGES
     IN THE EVENT                 The entire Deposit, including
     OF BUYER'S DEFAULT:          the Deposit Note.

                                  (Section 18)

1.8  Escrow Holder:               FIRST AMERICAN TITLE COMPANY
                                  1850 Mt. Diablo Blvd., Suite 300
                                  Walnut Creek, CA  94596
                                  Attn:   Lori Kennon
                                  Phone No.:  510/927-2173
                                  Fax No.:      510/

1.9  Contingency Period           Thirty (30) days after the
     Expiration:                  date (the "Effective Date") of
                                  full execution and delivery of
                                  this Agreement by both
                                  parties.

                                  (Section 6)

1.10 Real Estate Commission
     Payable If                   1.5% of Sale Price to:
     Purchase Closes:             Cushman & Wakefield of
                                  California, Inc. (by Seller)

     1.12 Definitions: The terms listed below shall have the following definitions:

          "Improvements" the improvements on the Real Property for informational purposes only, are, as to the First Property, an office building , and, as to the Second Property, an office building, and other facilities, fixtures, paving and surfacing thereon or associated therewith, with automobile parking;

          "Intangibles" all right, title and interest of Seller constituting part and parcel of the Property (as hereinafter defined), including, but not limited to, trade names, logos, easements, licenses, permits, air rights, certificates of occupancy, warranties, rights-of-way, signs, trademarks, telephone listings and numbers, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights, to the extent assignable or transferable;

          "Options Commissions"    Any unpaid leasing commission
with respect to such Tenant Lease (including potential obligations in connection with the exercise of any unexercised options to expand or extend);

          "Preliminary Title Report"    a CLTA Preliminary Title
Report covering the Real Property and the Improvements, which may state that it is subject to any matter that would be disclosed by a survey;

          "Property"     all of the Real Property, Improvements
and Intangibles;

          "Real Property"     collectively that certain parcel of
real property located in the City of Oxnard, County of Ventura, State of California and further described on Exhibit A-1, attached hereto located at 1000 Town Center (the "First Property"), and that certain parcel of real property located in the City of Torrance, County of Los Angeles, State of California and further described on Exhibit A-2 attached hereto (the "Second Property");

          "Rent Roll"  That document attached hereto as Exhibit
"B", and incorporated by this reference.  [WE ARE VERIFYING THE
CONTENT OF THE RENT ROLL]

          "Service Contract" complete copies of all service and other contracts pertaining to the Property (including, but not limited to, HVAC, elevator, landscape, management, leasing brokerage and parking) in respect to which Seller is obligated;

          "Survey"  ALTA Survey of the Real Property and
Improvements;

          "Tenant Deposits" an amount equal to all security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon for the benefit of Tenant, as set forth in the "Tenant Leases," as that term is defined below, paid by Tenants to Seller or any other person relative to the Project;

          "Tenant Leases" All documents, agreements and other writings referenced in or affecting all leases, licenses, rental agreements or occupancy agreements, and all amendments and supplements thereto, relating to all or any portion of the Property (together with all rents, issues and profits thereunder); and

          "Tenants" any person who is named tenant or lessee under a Tenant Lease.

2.   AGREEMENT OF PURCHASE AND SALE.

     The Buyer specified in Section 1.2(b) agrees to buy and the Seller specified in Section 1.2(a), the fee owner of the Property, agrees to sell the Property on all the terms and conditions stated herein. The Property shall include all Real Property, the Improvements, the Intangibles, the Tenant Leases, the Service Contracts, and all appurtenances, licenses, permits and contracts affecting the Property, which, subject to the provisions of Section 12.1.64, below, regarding the contracts, shall be assigned by Seller to Buyer at Close of Escrow.

3.   SECURITY DEPOSIT.

     As an inducement to Seller to enter into this contract, Buyer shall deposit with the Escrow Holder upon the opening of the Escrow described in Section 10 below, a Security Deposit (also known as the "Deposit" or the "Initial Deposit") in the amount of the sum specified in Section 1.5(a), which deposit shall be held by the Escrow Holder to secure the performance of the Buyer hereunder. Escrow Holder shall place the Initial Deposit in an interest bearing account insured by the FDIC or such other manner as may reasonably be approved by Seller and Buyer, with the interest accruing to Buyer, and shall hold the Initial Deposit and all interest accrued therein in the Escrow, subject to terms of this Agreement. The amount of the Initial Deposit shall be applied to the Purchase Price on Close of Escrow. The Deposit Note shall be in the form attached hereto as Exhibit C, and shall be held by Escrow Holder as part of the Deposit, to be delivered to Seller together with the cash portion of the Deposit upon Buyer's breach in accordance with Section
18.1 of this Agreement, or be returned to Buyer upon payment of the entire Purchase Price in cash at Closing or, along with the Initial Deposit, in connection with Section 18.2, below, along with the Initial Deposit. Should Buyer not terminate this Agreement at end of the Contingency Period, as provided for in this Agreement, the entire Deposit shall become nonrefundable (subject only to the satisfaction of the remaining conditions of Closing. The Deposit Note shall be a part of the nonrefundable Deposit.

4.   CLOSING DATE.

     "Close of Escrow," or the "Closing Date," is the date upon which the Grant Deeds conveying title of the Property to Buyer areis recorded with the County Recorder of the Counties in which the Property is located, and shall occur on or before the date specified in Section 1.6. Seller shall designate a Closing Date which shall occur after the Contingency Period and prior to sixty
(60) days after the expiration of the Contingency Period by fifteen (15) days prior written notice to Buyer of Seller's designated Closing Date.

5.   TERMS.

     The purchase price shall be the sum specified in Section 1.3
(the "Purchase Price"), and shall be paid to Seller at Close of Escrow in cash, plus or minus the net amount of all costs, expenses, adjustments and prorations to be credited (or debited) to Buyer pursuant to this Agreement.

6.   DELIVERY OF INFORMATION AND CONDITION OF PROPERTY.

     6.1 As soon as practicable after the date hereof, but in no event later than five (5) business days after the Effective Date, except as otherwise set forth, Seller shall have delivered or shall have caused to be delivered or made available to Buyer at Seller's Lafayette, California office or Tustin, California office, the relevant location of the Property to the extent they are in Seller's possession or under its control, all books and records relating to or regarding the relevant Property, including but not limit to the Tenant Leases, a current Rent Roll, documents relating to the condition of the Property, electricity and Property tax bills, and Service Contracts.

     6.2  Inspections and Approval by Buyer.

          6.2.1 Subject to the terms and conditions of this Agreement, including the exhibits attached hereto, Buyer accepts the Property "as is" without representation or warranty by Seller as to physical condition, provided however, between the Effective Date and the date specified in Section 1.9 (the "Contingency Period"), Buyer, at its own risk, and expense, upon reasonable notice to Seller, and subject to such conditions as Seller may impose, may survey the Property and physically inspect the Property including and not limited to electrical, plumbing, mechanical, structural, and roof. Buyer has relied upon its own inspection and its own professional advisors in its examination of the Property and all improvements thereon. Buyer hereby represents, warrants, and covenants to Seller that Buyer has conducted, or prior to expiration of the Contingency Period will conduct, Buyer's own investigation of the Property and the physical condition thereof, including, without limitation, accessibility and location of utilities, Use of Hazardous Materials on, from, or under the Property, earthquake preparedness of the property, all matters concerning the Property with respect to taxes, assessments, income and expense data, bonds, permissible uses, zoning, covenants, conditions and restrictions, and other matters which in Buyer's judgment are necessary or advisable or might affect or influence Buyer's use of the Property, or bear upon the value and suitability of the Property, for Buyer's intended purposes, or Buyer's willingness to enter into this Agreement. Buyer recognizes that Seller would not sell the Property except on an "as is" basis, and acknowledges that Seller has made no representations or warranties of any kind in connection with the Property other than those, if any, which are expressly set forth in this Agreement. Buyer's representations and warranties, as set forth above, shall survive the closing of this transaction without limitation of time. Buyer shall repair all damage to the Property resulting from Buyer or Buyer's representatives coming upon the Property to perform any surveys, inspections, tests or analyses. From and after the Effective Date, Buyer and its agents, employees and contractors shall be afforded full access to the Property during normal business hours and upon twenty-four (24) hours prior notice for the purpose of making such investigations as Buyer deems prudent with respect to the physical condition of the Property. From and after the Effective Date until Closing, Buyer and its agents shall be afforded full opportunity by Seller during normal business hours and upon twenty-four (24) hours prior notice to examine all operating books, files and records that relate to the Property (including all specifications and as-built drawings to the extent they are in Seller's possession), all building permits, certificates of occupancy, soil reports, engineers' reports and studies, and similar information relating to the Property or its management, operation, maintenance or use, and all warranties and operating annuals that Seller may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon. Inspections of the Property by Buyer and its agents shall not allow for or permit physical penetrations or intrusive testing of any of the improvements on the real property without Seller's prior written consent in each instance. All inspections shall be subject to the terms of applicable leases and shall be conducted in such a manner so as not to interfere with any tenant's quiet enjoyment of the Property, take place in accordance with the schedule pre-approved by Seller (as reasonably established by Buyer and Seller) and be observed by Seller or its designee at Seller's election.

          6.2.2 Buyer shall indemnify, defend by counsel reasonably acceptable to Seller, and hold Seller harmless from and against any cost, claims, damages or liabilities, including, but not limited to, attorneys' fees and court costs, that may arise in connection with any testing done on the Property. If Buyer does not elect to proceed with the purchase of the Property as provided herein, Buyer shall: (i) cause the property to be returned to the same condition as it was prior to any testing done on or with respect to the Property; and (ii) deliver to Seller copies of all physical tests, reports or inspections that Buyer has conducted on or with respect to the Property. Buyer's obligations under this Section 6.2.2 shall survive the termination of this Agreement until such obligations have been fully performed and approved by Seller in writing.

     6.3 Buyer shall have until 5:00 P.M. of the last day of the Contingency Period (also known as the "Approval Period") in which to approve or disapprove all matters and things that are subject to Buyer's rights or review, inspection and approval hereunder as set forth in Sections 6.1 and 6.2, above. Buyer's failure either to approve or disapprove all matters and things that are subject to Buyer's rights of review, inspection and approval hereunder before the expiration of the Approval Period, shall be deemed its approval thereof. If Buyer disapproves any of said information, Buyer shall notify Seller in writing thereof within the time period specified above whereupon, this Agreement shall terminate, however, notwithstanding the foregoing, if Buyer disapproves any Service Contract, this Agreement shall not terminate and Seller shall lawfully terminate such Service Contract not later than thirty (30) days after the Closing, to the extent the same can be so terminated and provided Seller shall pay all cancellation or termination penalties, fees or costs in connection therewith. Buyer's disapproval shall be in writing and shall be delivered to Seller prior to the expiration of the Contingency Period.
Failure to deliver such written disapproval shall be deemed Buyers approval of said matters.

7.   CONTINGENCY PERIOD.

     If, during the Contingency Period, Buyer gives Seller written notification (the "Termination Notice") that Buyer elects not to consummate the purchase of Property in accordance with the terms of this Agreement, this Agreement shall terminate. If the Termination Notice is given, Buyer shall be entitled to the immediate return of the Deposit and neither party shall have any further liability as to the other under this Agreement, except as provided in Sections 6.2.2. If Buyer fails to give or elects not to give the Termination Notice prior to the expiration of the Contingency Period, this Agreement shall remain in full force and effect and the Deposit shall be dealt with as provided in Section
3. At any time prior to the expiration of the Contingency Period, Buyer may give Seller a written notice waiving its rights to terminate this Agreement under this Section 7 (but without prejudice to its right to terminate this Agreement under any other provision of this Agreement).

8.   SATISFACTION OF CONDITIONS.

     Upon failure to satisfy any of the conditions stated herein, unless there is a waiver of said condition by the party in whose favor the condition has been included, all Deposits hereunder shall be returned to Buyer, the parties shall be returned to their original position as existed prior to the execution hereof, and unless otherwise expressly stated in this Agreement, this Agreement shall be null and void and of no further force or effect (excepting Sections 6.2.2, 24, 28, 29, 31, 32 and 42, inclusive hereof), provided that Buyer, if Buyer is the party in whose favor the condition runs, has timely notified Seller of the failure of the condition. Should the party in whose favor the failed condition has been included waive the condition, the contract shall remain in force as if the condition had not been included herein. Each party shall use reasonable diligence in obtaining the removal of all conditions herein running in its favor.

9.   TENANTS.

     Buyer takes the Property subject to the rights of tenants. Seller represents that the Leases are the only leases or rental agreements which affect the Property. Unless otherwise specified in Exhibit B, each Lease is in full force and effect and has not been modified. Buyer shall assume all obligations of "landlord" thereunder accruing after Close of Escrow and the Leases shall be then assigned to Buyer under the terms of an Assignment and Assumption of Leases in the form attached hereto, marked Exhibit E.

10.  ESCROW.

     Within five (5) business days after the Effective Date an escrow shall be opened (the "Escrow") by Buyer depositing a signed copy of this Agreement and the Initial Deposit with the Escrow Holder designated in Section 1.8. Escrow fees shall be paid one-half (.50) by Buyer and one-half (.50) by Seller. Escrow Holder is hereby authorized and instructed to act in accordance with the provisions of this Agreement, which Agreement together with Escrow Holder's standard General Provisions, to the extent that the same is consistent with the terms hereof, and are reasonably approved by Seller and Buyer, shall constitute Escrow Holder's escrow instructions. Seller and Buyer shall each deposit such other instruments and funds as are necessary to close the Escrow and complete the sale and purchase of the Property in accordance with the terms hereof, provided that all of Buyer's conditions precedents to Closing as set forth in
Section 14 have been satisfied. The obligations of each party which are herein agreed to be undertaken by each party in the Escrow shall be and are hereby made agreements of such party in and under this Agreement independent of the Escrow. If any requirements relating to the duties or obligations of Escrow Holder hereunder are not acceptable to Escrow Holder, or if Escrow Holder requires additional instructions, the parties agree to make such deletions, substitutions and additions to these escrow instructions relating to such duties or obligations of Escrow Holder or clarification of these instructions as counsel for Seller and for Buyer shall mutually approve, and which do not substantially change this Agreement or its intent. Seller and Buyer agree to perform, observe and fulfill the requirements of this Agreement notwithstanding said deletions, substitutions or additions to said escrow instructions. The term "Closing" as used herein shall be deemed to be the date upon which the respective conditions precedent to Buyer's obligation to close escrow (set forth in Section 14 below) and the conditions precedent to Seller's obligations to close escrow (set forth in Section 15 below) have been satisfied, and the Closing Procedures have been satisfied (as set forth in Section 16, below). If the Closing as provided herein does not occur, this Agreement and the Escrow shall be cancelled and terminated and thereafter neither party shall have any further obligation or liability to the other party, except as expressly set forth in this Agreement.

11.  TITLE.

          Within two (2) days of execution hereof by all parties Buyer shall order a preliminary title report on the Property ("Preliminary Report") from Escrow Holder, together with true and legible copies of all documents evidencing matters of record
shown as exceptions to title thereon.   Buyer shall have the
right, by the expiration of the Contingency Period, to either approve the report or, in the alternative, to specify in writing those exceptions to title which it requests be removed prior to Close of Escrow. If Seller elects not to remove such exceptions to the title and so informs Buyer, or, if Seller cannot remove such exceptions to title within the earlier of sixty (60) days from the date of receipt of notice from Buyer and fifteen (15) days before the Closing Date, Buyer may, at its option, terminate this Agreement by written notice to Seller within five (5) days following notice from Seller that the exceptions will not be removed, any Deposit shall be returned to Buyer, and this Agreement shall be of no further force or effect, except as otherwise expressly stated herein. There shall be no other remedy at law, equity or otherwise for failure by Seller to deliver title in the manner herein agreed except for a willful clouding of title by Seller. Evidence of marketable title shall be in the form of an American Land Title Association ("ALTA") extended form owners policy of title, the cost of which shall be paid as follows: Seller shall pay the cost of California Land Title Association standard form owners policy coverage ("CLTA Premium") and Buyer shall pay all survey costs and all title
insurance cost which is in excess of the CLTA Premium.   The
Title Policy shall be in the amount of the Purchase Price. Buyer agrees to obtain the necessary Survey of the Property as soon as possible after the opening of the Escrow., and approve or disapprove the survey within the Contingency Period.. Buyer's failure to timely notify Seller of those exceptions to title, or any item shown by the Survey, of which it does not approve, except as set forth above in this Section 11, within the Contingency Period shall constitute approval of all exceptions contained in the Preliminary Report. Notwithstanding anything to the contrary set forth in this Agreement, Seller shall at Closing (but shall not be obligated prior thereto) remove of record all tax and mechanic's liens (except only for the liens of the taxes and assessments to be prorated under Section 12.1), and pay and discharge all deeds of trustliens and encumbrances on the Property.

12.  COSTS AND PRORATIONS.

     Costs and prorations at Close of Escrow shall be as follows:

          12.1 Prorations. All revenues, income, receivables, costs, expenses and payables of the Property shall be apportioned equitably between the parties as of Closing on the basis of the actual number of days in a particular month, and with respect to the items enumerated below where a particular manner of apportionment is provided, then apportionment of such item shall be made in such manner. The obligation to make apportionments shall survive Closing. Without limitation, the following items shall be so apportioned:

               12.1.1 Monthly rents and percentage rent and "passthroughs" of real estate taxes and operating expenses due from occupancy tenants under Tenant Leases, as and when collected. If at Closing there are any past due rents or charges owed by occupancy tenants, they shall notinto be prorated until received; Buyer shall include such delinquencies in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Tenant Lease). To the extent Buyer receives amounts on account of Tenant Leases on or after the Closing Date, such payments shall be applied first toward the delinquentthen current rent owed to SellerBuyer in connection with the applicable Tenant Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any then currentdelinquent rents owed to Buyer, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a Tenant Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive its share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date.

               12.1.2    Real estate and personal property taxes
and any special assessments, taking into consideration discounts for the earliest permitted payment, based upon the latest previous tax levies.

               12.1.3    Transferable annual permits, licenses,
and/or inspection fees, if any, on the basis of the duration of the same;

               12.1.4 Deposits. The amount of all security deposits and other tenant deposits as shown in the Rent Roll shall be credited to Buyer in the Escrow, and the Buyer shall hold Seller harmless from any claim by any tenant for the return of such deposits.

               12.1.5 Utilities. Seller shall be responsible for all utility services to the Property and payment therefor until midnight on the day preceding the Closing Date and Buyer shall be responsible for utility services and payment therefor thereafter. Seller shall be entitled to a return of any deposits posted by it with any utility company and Buyer shall be obligated to post its own deposits. Seller shall notify each utility company of the change in ownership but Buyer shall execute all forms necessary to assume responsibility for utility services after the Close of Escrow.

               12.1.6    Service and Maintenance Contracts.
Seller shall be responsible for payment of all service and maintenance contracts prior to the Close of Escrow and Buyer shall be responsible for such payment thereafter. On or before the expiration of the Contingency Period, Buyer shall notify Seller in writing of any Service Contracts which Buyer wishes to assume as of the Closing Date. Provided such contracts are assignable by Seller without charge, fee or penalty, Seller shall assign its rights under such contracts to Buyer at the Closing, under the terms of that form of assignment attached hereto, marked Exhibit D. Except for such Service Contracts that are to be assigned to Buyer at Closing in accordance with this Section, Seller shall terminate contracts with third party service providers related to the Property as of the Closing Date at Seller's sole cost and expense.

               12.1.7    Tenant improvement costs and leasing
commissions for leases signed after the Effective Date shall be paid by Buyer if approved by Buyer in accordance with Sections 13.1 and 13.2, below.

               12.1.8 All other operating expenses incurred in management and operation of the Property.

No insurance policies shall be assigned hereunder, and accordingly there shall be no proration of insurance premiums.

     12.2 Closing Charges. Buyer and Seller shall each pay one-half (.50) of all recording fees, the cost of revenue and documentary stamps, sales, excise and/or transfer taxes, all other impositions of a similar nature and all other Closing costs not otherwise provided for in this Agreement. Seller shall pay the cost of securing the CLTA standard coverage portion of the Title Policy that is attributable to the required ALTA Owner's Coverage. Buyer shall pay the cost of the Title Policy attributable to the ALTA portion and the cost of the Survey.

13.  OPERATION OF PROPERTY PENDING CLOSING.

          13.1 Tenant Leases. Seller has leased portions of the Property to various occupancy tenants. From and after the Effective Date and until the Closing DateFrom and after the Effective Date until the date occurring five (5) days before the end of the Contingency Period, Seller shall not enter into any new leases or amend or extend, terminate or accept the surrender of any existing tenancies or approve any subleases (collectively, "Lease Transactions") without the prior written consent of Buyer (which consent, until the end of the Contingency Period, shall not be unreasonably delayed or withheld; provided that upon notice to Buyer, on or before the date occurring five (5) days before the end of the Contingency Period, Seller may enter into new lease of space for less than 5,000 rentable square feet without the consent of Buyer, provided that the rental rate and other terms, conditions and concessions for such space, (including commissions, improvement allowances, and free rent) (collectively, the "Terms") are no less favorable to Seller from the Terms for deals now being consummated in comparable buildings located in the vicinity of the building. and Following the Contingency Period, Seller must request Buyer's consent to any Lease Transaction and Buyer may withhold its consent in its sole discretion). In requesting such consent, Seller shall inform Buyer in writing of the amount, if any, proposed to be required to pay for, or any allowance proposed to be given for, tenant improvements work, any leasing commissions and fees, in connection with such lease and any rent concessions. Also included in the request for consent, shall be Seller's proposed draft of the lease or amendment agreement. The failure of Buyer to respond within five (5) business days after written request for any such approval shall be deemed to constitute approval. Seller shall not collect in advance any rent or other sum due under any of the Tenant Leases, except for collection of current rents no more than one month in advance.

          13.2 Leasing Commissions; Tenant Improvements and Rent Concessions. Seller covenants and agrees to be responsible for all leasing commissions, tenant improvement costs and unamortized rent concessions with respect to any leases (including amendments and renewals) entered into on or before the Effective Date.
Buyer covenants and agrees to be responsible for all leasing commissions, tenant improvement costs and unamortized rent concessions with respect to any new leases, extensions of existing leases and renewals occurring after the Effective Date, provided that (a) Buyer has approved or is deemed to have approved such action or event by Seller and (b) Seller has delivered to Buyer copies of the proposed lease and other agreement with respect thereto and to which any brokerage commissions are payable. Failing such delivery and approval (or deemed approval), Seller shall remain responsible for all of costs and expenses including commissions.

          13.3 Insurance Policies. Seller shall keep all of the insurance policies covering the Property (or substantially equivalent coverage) in full force and effect between the date of this Agreement and Closing (the "Insurance Policies").

          13.4 Property Management. Prior to the Closing, Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the reasonable control of Seller.

14.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE ESCROW.

     The obligation of Buyer to consummate the transactions contemplated hereby; is subject to the following conditions, inserted for Buyer's sole benefit and that may be waived by Buyer only in writing at its sole option. Said conditions are as follows.

          14.1 Representations and Warranties True at Closing.
The representations and warranties of Seller contained in
Section 17.1 of this Agreement shall be true on the date of Closing in all material respects and though such representations and warranties were made on and as of such date.

          14.2 Delivery of Tenant Estoppels. Seller shall have delivered to Buyer estoppel letters dated within thirty (30) days of the Closing Date (the "Tenant Estoppels") from tenants representing 85% of the leased area of each of the First Property and the Second Property and from all tenants leasing more than 3,500 square feet in the Improvements in substantially the form of Exhibit "F" attached hereto and forming a part hereof.

          14.3 Compliance with this Agreement. Seller shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

          14.4 Title Policy. Title Company shall be ready, willing and able to issue the Title Policy required by
Section 11.1.

15.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE ESCROW.

     The obligation of Seller to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Seller's sole benefit and that may be waived solely by Seller only in writing at its sole option. Said conditions are as follows:

          15.1 Representations and Warranties True at Closing. The representations and warranties of Buyer contained in this Agreement, or in any certificate or document signed by Buyer pursuant to the provisions hereof, shall be true on and as of Closing in all material respects as though such representations and warranties were made on and as of such date.

          15.2 Delivery of Purchase Price and Documents. Buyer shall have delivered all funds and documents to Escrow Holder required by it hereunder to enable it to close the Escrow.

          15.3 Compliance with This Agreement. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

16.  CLOSING PROCEDURE.

          16.1 At least one business day prior to the date of Closing, Buyer shall have delivered to Escrow Holder counterpart executed originals of the following documents and the following sums of money required to be delivered by Buyer hereunder:

               16.1.1    The Purchase Price in the manner set
forth in Section 5;

               16.1.2 Such funds as may be necessary to comply with Buyer's obligations hereunder regarding prorations, costs and expenses; and

               16.1.3    A signed counterpart of the Assignment
and Assumption of Leases (the "Assignment of Leases") and a ssigned counterpart of the Assignment and Assumption of Contracts
(the "Assignment of Contracts").

          16.2 At least one business day prior to the date of Closing, Seller shall have delivered to Escrow Holder counterpart executed originals of the following documents:

               16.2.1    The Grant Deed in the form of
Exhibit "G" attached hereto and forming a part hereof;

               16.2.2    A transferor's certification of non-
foreign status ("FIRPTA Certificate") duly executed by Seller in the form of, and upon the terms contained in, Exhibit "H" attached hereto;

               16.2.3    Notices to each of the tenants and
occupants (Tenant Notification Letter) of the Property of the transfer of the Property to Buyer in the form attached hereto as Exhibit "I";

          16.3 Upon delivery of the foregoing sums and documents, Escrow Holder shall cause Title Company to cause Grant Deed to be recorded (by a special recording if necessary) in the Official Records of Los Angeles County and Ventura County, California, and immediately to issue each Title Policy.

          16.4 At least one business day prior to the date of Closing, Seller shall deliver to Buyer, outside of Escrow, the following documents:

               16.4.1    An original of each of the Service
Contracts, Leases and keys to the Property if in Seller's possession or under its control;

               16.4.2    To the extent they are in Seller's
possession, a complete set of all plans, specifications and as-built drawings, and all building permits, certificate of occupancy, third-party soil reports, and environmental reports and studies relating to the Improvements;

               16.4.3    All warranties and operating manuals
that Seller may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon; and

               16.4.4    A certified Rent Roll, updated within
three (3) days of the Closing.

17.  REPRESENTATIONS AND WARRANTIES.

     17.1 Representations or Warranties by Seller. Seller hereby makes the following representations, warranties and covenants, each of which is deemed to be material and each of which is stated by Seller to be true and correct on the date hereof and on the Closing Date and each of which shall survive the Closing, subject to Section 28, below:

          17.1.1    Seller is a Maryland corporation, duly
formed, validly existing and in good standing under the laws of the state of its incorporation and of California.

          17.1.2 Seller has full power and authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Seller necessary to confer such authority upon the persons executing this Agreement and such other documents have been taken.

          17.1.3 To the best of Seller's "current actual knowledge" (which for the purposes of this Section 17.1 shall mean the actual knowledge of Robert Pester, Seller's head of real estate and acquisitions, the leasing agents for the Property, the managers for the Property, and the engineers for the Property, who is the individual with direct responsibility for the operation, management or disposition of the Property, and without inquiry of third parties or any independent investigation):

               (a) Seller has received no written notice of any pending or threatened litigation or other legal or administrative action, proceeding, claim, arbitration or suit pending before any court, agency or official, nor of any such claim or action threatened in writing, regarding the Property; and

               (b) Seller has received no written notice of any existing violation of any applicable zoning regulation, ordinance or other law, order, ordinance, permit, rule, regulation or requirement, or any covenant, condition or restriction affecting or relating to the use, operation or occupancy of the Property.

               (c) The Rent Roll, as updated pursuant to the terms of this Agreement, is true and complete in all respects.

          17.1.4    Seller is not a foreign person and is a
"United States Person" as such term is defined in the Internal
Revenue Code of 1986, as amended.

          17.1.5 The closing of the various transactions contemplated by this Agreement will not constitute or result in any default or event that with a notice or lapse of time, or both, would be a default, breach or violation of any lease, mortgage, deed of trust, covenant or other agreement, instrument or arrangement by which Seller or the Property is bound.

     17.2 Representations and Warranties of Buyer. Buyer hereby makes the following representations and warranties, each of which is deemed to be material and each of which is stated by Buyer to be true and correct on the date hereof:

          17.2.1 Buyer has full legal power and authority to enter into and perform this Agreement in accordance with its terms. This Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, insolvency and other laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any agreement or undertaking to which Buyer is a party or by which Buyer may be bound or affected;

          17.2.2 The execution and delivery of this Agreement and the payment and performance by Buyer of its payments and obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Buyer, and all such actions have been duly taken by Buyer; and

          17.2.3 As of the expiration of the Contingency Period and as of the Closing Date (a) Buyer has received and reviewed all materials provided to Buyer by Seller pursuant to Sections 6.1 above (collectively, the "Due Diligence Materials"),
(b) Buyer has inspected the Property, (c) Buyer has made such investigation of the information contained in the Due Diligence Materials as it deems appropriate, and (d) Buyer is satisfied based upon its examination of the Due Diligence Materials and its investigation of all other aspects of the Property which Buyer deems material to its purchase thereof, including, without limitation, the condition of title to the Property, the zoning of the Property, and condition and physical aspects of all structures located on the Real Property (including the Improvements) and the presence or absence of Hazardous Substances on the Property.

18.  REMEDIES UPON DEFAULT.

     18.1 Remedies of Seller. If the purchase described herein is not completed by the Closing Date due to a default by Buyer, Seller shall be relieved from its obligation to sell the subject property and may proceed against Buyer upon any claim and/or any remedy which Buyer may have in law or equity; provided, however, by inserting their initials belowat Section 1.7, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN CASE OF BUYER'S DEFAULT, THAT THE PARTIES HAVE NEGOTIATED IN GOOD FAITH AS TO THEIR BEST REASONABLE ESTIMATE OF DAMAGES TO SELLER, AND AGREE THAT THE AMOUNT DESCRIBED IN SECTION
1.7 (INCLUDING THE CASH AMOUNT OF THE DEPOSIT AND THE DEPOSIT NOTE AMOUNT) REPRESENTS THE RESULTS OF SUCH NEGOTIATION AND THAT SELLER MAY, AT ITS OPTION,SHALL TAKE THAT AMOUNT FROM ESCROW AS LIQUIDATED DAMAGES AND ESCROW HOLDER IS HEREBY SO INSTRUCTED.

                                         /s/ VJC
    Seller's Initials                    Buyer's Initials

          18.2 Remedies of Buyer. In the event that Seller fails to keep and perform each and every obligation, covenant and agreement herein by Seller to be kept or performed, then Buyer may pursue such rights it may have against Seller and the Property either at law or in equity, including specific performance.

19.  DAMAGE AND DESTRUCTION.

     If, prior to Closing, the Property (when viewed separately as two different office building complexes) shall sustain damage caused by fire or other casualty that is insured and that would cost Three Hundred Fifty Thousand Dollars ($350,000) or more to repair or if any uninsured loss or casualty occurs that would cost Three Hundred Fifty Thousand Dollars ($350,000) or more to repair, Buyer may elect to terminate this Agreement by written notice to Seller within fifteen (15) days after notice of such event, or at Closing, whichever is earlier. If Buyer does not so elect to terminate its obligations under this Agreement, or if the loss or casualty would cost less than Three Hundred Fifty Thousand Dollars ($350,000) to repair, the Closing shall take place as provided herein and Buyer shall receive an assignment of Seller's rights to insurance proceeds with respect to any unrepaired damage (including any rental loss proceeds with respect to any unrepaired damage (for periods after the Closing), loss or casualty in question and a credit to the Purchase Price for any deductible amount under any such policy. Seller shall retain all interest in and to the insurance proceeds that may be payable to Seller on account of repaired and completed damage, but Seller shall have no obligation of repair or replacement.

20.  CONDEMNATION.

     In the event that the Property (when viewed separately as two different office building complexes) or any part thereof becomes the subject of a condemnation proceeding which prevents the Property from being operated for its present use (a "Material Condemnation"), Seller agrees to immediately advise Buyer thereof. In the event of such Material Condemnation, Buyer shall have the option to (a) take title in accordance with the terms and conditions of this Agreement and negotiate with the said condemning authority for the condemnation award and receive the benefits thereof without affecting the Purchase Price, or
(b) terminate this Agreement and declare its obligations thereunder null and void and of no further effect, in which event all sums theretofore paid to Seller or to Escrow agent hereunder shall be returned to Buyer as set forth herein. Notice of the exercise of such option hereunder shall be in writing, delivered to Seller at the address set forth in Section 22 of this agreement (or such other address as Seller may have theretofore designated in writing) at least two days prior to Closing.

21.  COMMISSIONS.

     Commissions, if any, payable in connection with this transaction shall be deemed earned, due and payable when the sale closes and in that event only, and are set forth in Section 1.10.
Such commissions shall be paid by Seller.

22.  NOTICES.

     All notices, demands, requests, elections, approvals, disapprovals, consents or other communications which this agreement contemplates, shall be in writing and shall be (i) personally delivered, or (ii) sent by telephone facsimile upon which date and final time is imprinted in the course of transmission, or (iii) sent by reputable courier who presents evidence of receipt of delivery, addressed to the respective parties as set forth in Section 1.2,

With a copy to Buyer's Counsel: Allen, Matkins, Leck, Gamble & Mallory LLP
                                1800 Avenue of the Stars
                                Suite 1800
                                Los Angeles, California  90067
                                Attention:  Anton N. Natsis, Esq.
                                Facsimile No.:  (310) 788-2400;

     and Escrow Holder, if applicable.

23.  OCCUPANCY AND POSSESSION.

     Occupancy and possession shall be delivered to Buyer at Close of Escrow, subject to rights of Tenants.

24.  ATTORNEY'S FEES.

     If either party hereto prevails against the other in litigation concerning any part of this Agreement, such successful party shall be entitled to its reasonable attorney's fees, including costs of investigation, discovery, and court costs in addition to all other recovery or relief. The term "successful party" shall include a party (a) who brings an action or proceeding against the other by reason of the other's breach or default and obtains substantially the relief sought by judgment or award or (b) who successfully defends an action or proceeding brought by the other party and against whom no material damages or specific performance are awarded.

25.  ENTIRE AGREEMENT.

     This Agreement, which includes this instrument and its exhibits, embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements, representations and memoranda. No other representations, warranties or covenants have been made, relied upon or survive the execution of this Agreement. The invalidity of any one of the covenants, agreements, conditions or provisions of this Agreement or any portion thereof shall not affect the remaining portions hereof, and this Agreement shall be construed as if such covenant, agreement, condition or provision had not been inserted herein.

26.  TIME OF THE ESSENCE.

     Time is of the essence of this Agreement and every provision hereof. The failure of Buyer to close Escrow within the precise time specifications of this Agreement shall constitute a material breach entitling Seller, at its option, to terminate this Agreement in addition to having available to it all other remedies at law and equity.

27.  MODIFICATIONS TO BE IN WRITING.

     All waivers, amendments or modifications of any term or condition of this Agreement hereof shall be in writing signed by both Buyer and Seller or by the party against whom such waiver is sought to be enforced. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach..

28.  SURVIVAL.

     Except as may be otherwise specified herein, any warranties and representations made herein survive the closing of this transaction for a period of nine (9) monthsone (1) year.

29.  SUCCESSORS.

     The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the respective parties hereto.

30.  ASSIGNMENT.

     Buyer may not assign its rights hereunder to any party other than its own affiliate or wholly owned subsidiary without the prior written consent of the Seller, which consent shall not be unreasonably withheld. Seller may assign its rights hereunder so long as it covenants to remain responsible for the full performance hereof through Close of Escrow.

31.  CHOICE OF LAWS.

     This Agreement shall be governed by the laws of the State of California and any question arising hereunder shall be construed or determined according to such law.

32.  PUBLIC ANNOUNCEMENT OF SALE.

     Except to the extent required by law, or as to either party's consultants, attorneys, accountants, or agents, Buyer and Seller agree that neither party shall issue any press release or otherwise disclose the existence of this Agreement or any term thereof to any third party, except upon prior written approval of both Buyer and Seller. Each party, including any of their respective agents, representatives or employees, shall use diligent efforts to keep the contents of this Agreement and the specific economic terms hereof confidential. This Section 32 shall survive any termination of this Agreement.

33.  CONDITION OF PROPERTY.

     Buyer acknowledges that it will inspect and examine the Property and, except as expressly provided in this Agreement, will rely solely on its own investigation of the Property and not on any information provided or to be provided by or on behalf of Seller. Except as otherwise expressly provided in this Agreement, the sale of the Property to Buyer is made on as "AS IS" "WHERE IS" and "WITH ALL FAULTS" basis. Buyer acknowledges that in consideration of entering into this Agreement, that, except as expressly provided in this Agreement, Seller makes no warranty or representation, with respect to the Property, or any portion thereof, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition (physical, environmental or otherwise), title (other than the limited warranties of title contained in the grant deed), habitability or fitness for a particular purpose or otherwise.

34.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

35.  FACSIMILE SIGNATURES.

          Buyer and Seller each (a) has agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Agreement, (b) intends to be bound by its respective telecopied signature, (c) is aware that the other party will rely on the telecopied signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of the documents and notices effecting the transaction contemplated by this Agreement based on the fact that a signature or notice was sent by telecopy.

36.  MEANING OF TERMS.

          When necessary herein, all terms used in the singular shall apply to the plural and vice versa; and all terms used in the masculine shall apply to the neuter and feminine genders.

37.  SECTION HEADINGS.

          The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

38.  FURTHER ASSURANCES ON OR AFTER CLOSING.

          Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive Closing.

39.  FURTHER ASSURANCES PRIOR TO CLOSING.

          Seller and Buyer shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental or appropriate to effect the purchase and sale and the transactions contemplated in this Agreement.

40.  OTHER PARTIES.

          Nothing in this Agreement shall be construed as giving any person, firm, corporation and other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or with respect to this Agreement or any provision hereof.

41.  NO SOLICITATION.

     Seller agrees that upon its execution of this Agreement neither it nor its agents or employees will, prior to the expiration of the Contingency Period, enter into any binding agreement with any third party with respect to a sale or transfer of the Property or any part thereof, except an agreement which is contingent upon the termination of this Agreement, and, after the expiration of the Contingency Period, enter into any binding or non-binding agreement with any third party with respect to the Property or any part thereof until such time, if any, that this Agreement is terminated.

42.  WAIVER OF JURY TRIAL.

     SELLER AND BUYER, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, SELLER AND BUYER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

43.  SELLER'S EXCULPATION.

     Neither the Seller nor any officer, director, shareholder, trustee, agent or representative of the Seller shall be held to any personal liability hereunder, nor shall resort be had to their private property for satisfaction of any claim hereunder or in connection with the affairs of the Seller, and only the Property herein and the sales proceeds related thereto (up to a maximum of $400,000.00 for each of the First Property and the Seccond Property) shall be liable for satisfaction of any such claim. This limitation shall extend to any agreement, covenant, assignment, assumption or action made, delivered, executed or done under or in connection with this Agreement. The provisions of this Section 18 shall survive the termination of this Agreement and the Closing.

     IN WITNESS WHEREOF, Buyer and Seller have executed this
Agreement as of the date first above written.


BUYER:                             SELLER:
ARDEN REALTY LIMITED PARTNERSHIP,  BEDFORD PROPERTY INVESTORS, INC.,
a Maryland limited partnership     a Maryland corporation

By:/s/ Victor J. Coleman           By:

By: Victor J. Coleman              By: